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                                                                  Exhibit (23.1)




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement of UGI Corporation on Form S-8 of our reports dated November 22, 1996, on our audits of the consolidated financial statements and financial statement schedules of UGI Corporation, which reports are included (or incorporated by reference) in UGI Corporation's Annual Report on Form 10-K for the year ended September 30, 1996.





COOPERS & LYBRAND L.L.P.




2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 25, 1997